NEWS RELEASE

FOR IMMEDIATE RELEASE

NAME AND TRADING SYMBOL CHANGE

Houston, Texas – December 1, 2009 – Pluris Energy Group Inc. (OTC Bulletin Board: PEYG) (the “Company”) is pleased to announce that it has changed its name to Nationwide Utilities Corp. effective November 26, 2009 with the Nevada Secretary of State’s office.

The name change will become effective with FINRA’s Over-the-Counter Bulletin Board at the opening for trading on December 2, 2009 under the new stock symbol “NWUC”. The Company’s new CUSIP number is 638684 100. All Pluris Energy Group Inc. shares will now trade as Nationwide Utilities Corp. shares under the new OTC Bulletin Board trading symbol NWUC.

For further information please refer to the Company's filings with the SEC on EDGAR available at www.sec.gov.

Company Contact

Innova Capital Group Inc. & GT Venture Management AG
Eunho Lee, Associate Partner, Business Development
Phone: 281 668 8861

Forward Looking Statements

This news release may include "forward-looking statements" regarding Nationwide Utilities Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Nationwide Utilities Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Nationwide Utilities Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.